Exhibit 99.1

GLOBETEL RECEIVES NOTICE FROM AMEX OF NONCOMPLIANCE WITH ADDITIONAL CONTINUED LISTING REQUIREMENTS; APPEAL TO BE HEARD SEPTEMBER 28, 2006

FORT LAUDERDALE, FL — AUGUST 23, 2006 — GlobeTel Communications Corp. (AMEX: GTE) today announced that the American Stock Exchange (Amex) provided the Company with a letter dated August 17, 2006 that supplements and updates the Exchange’s original July 18, 2006 notice of its intention to de-list the Company and notifies the Company of the Staff’s determination that the Company is noncompliant with a number of additional continued listing requirements.

The August 17th letter identified the following concerns as underlying its determination: (i) failure to make timely, accurate and compete disclosure of material corporate developments, as well as engaging in a pattern of issuing materially misleading and overly promotional public disclosures; (ii) failure to comply with Securities and Exchange Commission reporting obligations by filing incomplete, misleading and/or inaccurate information in its public filings; (iii) failure to provide information to the Exchange; (iv) providing materially false and misleading information and statements to the Amex staff hindering its investigation of the Company’s compliance with Amex listing requirements; (v) acting to interfere with the operation of a fair and orderly market by issuing public statements not warranted by the Company’s affairs that were intended to affect the price of its common stock; (vi) association with an individual with a history of regulatory misconduct that rises to the level of a public interest concern; and (vii) serious internal control weaknesses that rise to a level of a public interest concern.

In contrast to the earlier notice, the August 17th letter also identifies the specific matters underlying the Amex’s concerns. The Company believes this additional specificity should help address concerns previously voiced by the Company to the Amex to the effect that the lack of specificity contained in the letter dated July 18 interfered with the Company’s ability to undertake a thorough assessment of the Amex’s concerns with a view toward mounting an effective defense.

The Company also received a letter dated August 18, 2006 informing it that a Listing Qualifications Panel of the Amex Committee on Securities will hear GTE’s appeal of the Amex staff’s determination to de-list the Company on September 28, 2006. There can be no assurance that the Listings Qualification Panel will grant the Company's request for continued listing. If it does not, the Company’s common shares may return to the OTC Bulletin Board.

The specific sections of the Amex Company Guide cited by the Amex are: 120,127, 132(e), 134, 401, 402, 403, 404, 921, 1001, 1002(d), 1002(e), 1003(d), 1003(f)(iii) and 1101.

About GlobeTel Communications Corp.

GlobeTel Communications Corp. develops and provides an integrated suite of telecommunications products and services, leveraging its advances in Stored Value, VOIP and Wireless Access technologies. Individually, each of GlobeTel's five business units function as distinct, stand-alone entities: Together they’re the components of the Company’s SuperHub(TM) worldwide VoIP network, currently in development and to consist of the Sanswire Stratellite(TM) platform and products enabling simpler, cheaper transmission of voice, data and money. GlobeTel has historically focused its business development on markets outside of the United States. Current and pending operations exist in Asia, Europe, South America, Mexico and the Caribbean. For more information, please visit: http://www.globetel.net .

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements.

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Contact: Robert Bleckman
Director of Investor Relations
(954) 775-1427